UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

_______________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2006

Katy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05558	75-1277589
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2461 South Clark Street, Suite 630
Arlington, Virginia 22202
(Address of principal executive offices) (Zip Code)

(703) 236-4300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into Material Definitive Agreement.

The information contained in Item 2.01 is incorporated herein by reference. In addition, Katy Industries, Inc. (the “Company” or “Katy”) entered into the Seventh Amendment to the Amended and Restated Credit Agreement with Bank of America Business Capital (the “Bank of America Credit Agreement”) dated as of November 27, 2006. The Bank of America Credit Agreement is a $110.0 million facility with a $20.0 million term loan (“Term Loan”) and a $90.0 million revolving credit facility (“Revolving Credit Facility”). The Company obtained this amendment in anticipation and approval of the event described in Item 2.01. Effective immediately, the amendment will remove the minimum availability requirements. The Company will also be required to maintain a Fixed Charge Coverage Ratio (as defined in the Bank of America Credit Agreement) of 1.1:1, beginning for the fourth quarter of 2006. The Leverage Ratio will continue to be excluded as a financial covenant. Following the fourth quarter of 2006, the Leverage Ratio will be utilized to determine the interest rate margin over the applicable LIBOR rate. In addition, the current Term Loan, outstanding as of the amendment date of $11.6 million, was increased to $13.0 million. The increase in Term Loan will reduce the Revolving Credit Facility balance by a corresponding amount. The annual amortization, paid quarterly, will be $1.5 million, beginning April 1, 2007.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 27, 2006, the Company sold its United Kingdom consumer plastics business (excluding the related real estate holdings) to Jardin International Holding BV (“Jardin”) for approximately $4.0 million, subject to a post-closing adjustment based on working capital. The description of the definitive share purchase agreement set forth above is qualified in its entirety by the full text of that agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference. The sale of the Company’s United Kingdom consumer plastics business to Jardin occurred simultaneously with the execution of the definitive agreement, which contained customary representations, warranties, covenants and indemnification agreements. The United Kingdom consumer plastics business of Katy manufactures and distributes a variety of home and consumer storage products principally under the CONTICO brand name. These products are sold through major home improvement and mass market retail outlets. The operations are located in Redruth, England.

In conjunction with the above disposition, the Company has begun to market its United Kingdom real estate holdings to a third party. The real estate holdings held the operations of the United Kingdom consumer plastics business. At September 30, 2006, the assets and liabilities of these operations were classified as asset held for sale in the consolidated balance sheet of the Company. In addition, the Company recognized a $3.2 million impairment charge upon the classification as the asset held for sale in the consolidated statement of operations for the nine months ended September 30, 2006.

Item 7.01 Regulation FD Disclosure.

On November 27, 2006, the Company issued a press release announcing the completion of the sale of its United Kingdom consumer plastics business (excluding the related real estate holdings) to Jardin as described in item 2.01. The information, including Exhibit 99.1 attached hereto, in this Current Report, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of the Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filings.

Item 9.01 Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The following unaudited pro forma financial information is presented to give effect to the disposition of the United Kingdom consumer plastics business. The unaudited pro forma balance sheet as of September 30, 2006 is based on the historical statements of the Company as of September 30, 2006 after giving effect to the disposition as if it had occurred on September 30, 2006. The unaudited pro forma statements of operations for the nine months ended September 30, 2006 and the fiscal years ended December 31, 2005, 2004 and 2003 are based on the historical financial statements of the Company for such periods after giving effect to the disposition of the United Kingdom consumer plastics business as if it had occurred on January 1, 2003.

The unaudited pro forma financial information should be read in conjunction with the Company’s historical Consolidated Financial Statements and Notes thereto contained in the Company’s 2005 Annual Report on Form 10-K, filed on March 31, 2006, and the Company’s Third Quarter Form 10-Q, filed November 14, 2006.

For purposes of preparing these pro forma financial statements, the Company has made adjustments based on assumptions that it believes to be reasonable under the circumstances as of the date of this filing. However, actual adjustments may differ materially from the information presented. The unaudited pro forma financial information presented is for informational purposes only. It is not intended to represent or be indicative of the consolidated results of operations or financial position that would have occurred had the sale been completed as of the dates presented nor is it intended to be indicative of future results of operations or financial position.

KATY INDUSTRIES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2006
(Amounts in Thousands)
(Unaudited)

	Katy	Pro Forma		As
	Historical	Adjustments		Adjusted
CURRENT ASSETS:

Cash and cash equivalents	$4,117	$-		$4,117
Accounts receivable, net	66,966	-		66,966
Inventories, net	60,247	-		60,247
Other current assets	4,376	-		4,376
Assets held for sale	12,152	(12,152)	(c)	-

Total current assets	147,858	(12,152)		135,706

OTHER ASSETS:

Goodwill	665	-		665
Intangibles, net	6,481	-		6,481
Other	9,253	-		9,253

Total other assets	16,399	-		16,399

PROPERTY AND EQUIPMENT
Land and improvements	336	-		336
Buildings and improvements	9,695	-		9,695
Machinery and equipment	119,206	-		119,206

	129,237	-		129,237
Less - Accumulated depreciation	(86,801)	-		(86,801)

Property and equipment, net	42,436	-		42,436

Total assets	$206,693	$(12,152)		$194,541

KATY INDUSTRIES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2006
(Amounts in Thousands)
(Unaudited)

	Katy	Pro Forma		As
	Historical	Adjustments		Adjusted
CURRENT LIABILITIES:

Accounts payable	$42,936	$-		$42,936
Accrued compensation	4,008	-		4,008
Accrued expenses	38,659	558	(d)	39,217
Current maturities of long-term debt	2,857	-		2,857
Revolving credit agreement	49,729	(2,737)	(b)	46,992
Liabilities held for sale	3,434	(3,434)	(c)	-

Total current liabilities	141,623	(5,613)		136,010

LONG-TERM DEBT, less current maturities	9,510	(6,539)	(b)	2,971

OTHER LIABILITIES	9,012	-		9,012

Total liabilities	160,145	(12,152)		147,993

COMMITMENTS AND CONTINGENCIES (Note 9)	-	-		-

STOCKHOLDERS’ EQUITY
15% Convertible Preferred Stock, $100 par value, authorized
1,200,000 shares, issued and outstanding 1,131,551 shares,
liquidation value $113,155	108,256	-		108,256
Common stock, $1 par value, authorized 35,000,000 shares,
issued 9,822,304 shares	9,822	-		9,822
Additional paid-in capital	26,968	-		26,968
Accumulated other comprehensive income	3,362	-		3,362
Accumulated deficit	(79,900)	-		(79,900)
Treasury stock, at cost, 1,864,927 shares	(21,960)	-		(21,960)

Total stockholders' equity	46,548	-		46,548

Total liabilities and stockholders' equity	$206,693	$(12,152)		$194,541

KATY INDUSTRIES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Nine Months Ended September 30, 2006

	Katy	Pro Forma		As
	Historical	Adjustments		Adjusted

Net sales	$285,653	$-		$285,653
Cost of goods sold	246,468	-		246,468
Gross profit	39,185	-		39,185
Selling, general and administrative expenses	36,298	-		36,298
Severance, restructuring and related charges	1,591	-		1,591
Loss on sale of assets	103	-		103
Operating income	1,193	-		1,193
Interest expense	(5,198)	596	(f)	(4,602)
Other, net	466	-		466

Loss from continuing operations before provision
for income taxes	(3,539)	596		(2,943)
Provision for income taxes from continuing operations	(1,211)	-		(1,211)

Loss from continuing operations	$(4,750)	$596		$(4,154)

Loss per share of common stock - Basic and diluted:
Loss from continuing operations	$(0.60)			$(0.52)

Weighted average common shares outstanding:
Basic and diluted	7,971			7,971

KATY INDUSTRIES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Year Ended December 31, 2005

	Katy	Discontinued		Pro Forma		As
	Historical	Operations		Adjustments		Adjusted

Net sales	$455,197	$(15,144)	(a)	$(16,664)	(e)	$423,389
Cost of goods sold	402,276	(12,932)	(a)	(16,629)	(e)	372,715
Gross profit	52,921	(2,212)		(35)		50,674
Selling, general and administrative expenses	56,716	(1,497)	(a)	(2,977)	(e)	52,242
Impairments of goodwill	1,574	-		-		1,574
Impairments of other long-lived assets	538	-		-		538
Severance, restructuring and related charges	1,090	-		-		1,090
Gain on sale of assets	(316)	11	(a)	-		(305)
Operating loss	(6,681)	(726)		2,942		(4,465)
Equity in income of equity method investment	600	-		-		600
Interest expense	(5,713)	143	(a)	709	(f)	(4,861)
Other, net	66	-		143	(e)	209

Loss from continuing operations before provision
for income taxes	(11,728)	(583)		3,794		(8,517)
Provision for income taxes from continuing operations	(1,429)	-		(926)	(g)	(2,355)

Loss from continuing operations	$(13,157)	$(583)		$2,868		$(10,872)

Loss per share of common stock - Basic and diluted:
Loss from continuing operations	$(1.66)					$(1.37)

Weighted average common shares outstanding:
Basic and diluted	7,949					7,949

KATY INDUSTRIES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Year Ended December 31, 2004

	Katy	Discontinued		Pro Forma		As
	Historical	Operations		Adjustments		Adjusted

Net sales	$457,642	$(17,869)	(a)	$(23,092)	(e)	$416,681
Cost of goods sold	396,608	(16,054)	(a)	(18,894)	(e)	361,660
Gross profit	61,034	(1,815)		(4,198)		55,021
Selling, general and administrative expenses	57,283	(2,049)	(a)	(2,576)	(e)	52,658
Impairments of goodwill	7,976	-		-		7,976
Impairments of other long-lived assets	22,855	-		-		22,855
Severance, restructuring and related charges	3,505	-		-		3,505
Gain on sale of assets	(278)	-		-		(278)
Operating loss	(30,307)	234		(1,622)		(31,695)
Interest expense	(3,968)	186	(a)	461	(f)	(3,321)
Other, net	(963)	-		(35)	(e)	(998)

Loss from continuing operations before provision
for income taxes	(35,238)	420		(1,196)		(36,014)
Provision for income taxes from continuing operations	(883)	-		497	(g)	(386)

Loss from continuing operations	$(36,121)	$420		$(699)		$(36,400)

Loss per share of common stock - Basic and diluted:
Loss from continuing operations	$(4.58)					$(4.62)

Weighted average common shares outstanding:
Basic and diluted	7,883					7,883

KATY INDUSTRIES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Year Ended December 31, 2003

	Katy	Discontinued		Pro Forma		As
	Historical	Operations		Adjustments		Adjusted

Net sales	$436,410	$(17,448)	(a)	$(20,712)	(e)	$398,250
Cost of goods sold	365,563	(15,932)	(a)	(18,991)	(e)	330,640
Gross profit	70,847	(1,516)		(1,721)		67,610
Selling, general and administrative expenses	59,740	(1,698)	(a)	(2,599)	(e)	55,443
Impairments of goodwill	328	-		-		328
Impairments of other long-lived assets	11,552	-		-		11,552
Severance, restructuring and related charges	8,132	-		-		8,132
Gain on sale of assets	(627)	-		-		(627)
Operating loss	(8,278)	182		878		(7,218)
Equity in loss of equity method investment	(5,689)	-		-		(5,689)
Interest expense	(6,193)	211	(a)	349	(f)	(5,633)
Other, net	(1,805)	63	(a)	(86)	(e)	(1,828)

Loss from continuing operations before benefit
from income taxes	(21,965)	456		1,141		(20,368)
Benefit from income taxes from continuing operations	3,158	-		(238)	(g)	2,920

Loss from continuing operations before distributions
on preferred interest of subsidiary	(18,807)	456		903		(17,448)
Distributions on preferred interest of subsidiary
(net of tax)	(80)	-		-		(80)

Loss from continuing operations	$(18,887)	$456		$903		$(17,528)

Loss per share of common stock - Basic and diluted:
Loss from continuing operations	$(2.30)					$(2.13)

Weighted average common shares outstanding:
Basic and diluted	8,215					8,215

Notes to Unaudited Pro Forma Financial Information

1.  Basis of Presentation

The historical financial statements represent the consolidated balance sheets and statements of operations derived from the Annual Report on Form 10-K for the years ending December 31, 2005, 2004 and 2003, and the Quarterly Report on Form 10-Q for the period ended September 30, 2006.

The accompanying financial information has been presented to give effect to the disposition of the United Kingdom consumer plastics business. The unaudited pro forma balance sheet as of September 30, 2006 is based on the historical statements of the Company as of September 30, 2006 after giving effect to the disposition as if it had occurred on September 30, 2006. The unaudited pro forma statements of operations for the nine months ended September 30, 2006 and the fiscal years ended December 31, 2005, 2004 and 2003 are based on the historical financial statements of the Company for such periods after giving effect to the disposition of the United Kingdom consumer plastics business as if it had occurred on January 1, 2003.

2.  Transaction

The expected proceeds to be received, net of closing costs, for the United Kingdom consumer plastics business is approximately $8.7 million. This includes the expected consideration to be received on the sale of real estate holdings to a third party within a short period after closing. Based on these proceeds and, after taking into account transaction costs and expenses of approximately $0.6 million, the Company expects to incur a pre-tax loss of approximately $3.2 million.

3.  Discontinued Operations and Pro Forma Adjustments

The discontinued operations and pro forma adjustments are described below:

(a)
On June 2, 2006, the Company sold certain assets of the Metal Truck Box business unit. In addition, on June 27, 2006, the Company sold its limited partnership interest in a waste-to-energy facility (“SESCO”). Management and the board of directors determined that these businesses were not a core component of the Company’s long-term business strategy. For the pro forma statements of operations for the fiscal years ended December 31, 2005, 2004 and 2003, the Company separately adjusted the historical statements of operations as the Metal Truck Box business unit and SESCO were included in continuing operations. The historical operating results of these previously divested businesses have been excluded as they will be classified as discontinued operations. For the pro forma statement of operations for the nine months ended September 30, 2006, these businesses were previously excluded from continuing operations; thus, no adjustment was required.

(b)
Amounts represent the receipt of gross proceeds of $9.3 million used to pay down the Revolving Credit Facility and Term Loan. This pay down was required in the Bank of America Credit Agreement, but does not reduce the Company’s overall borrowing capacity. The application of proceeds between the Revolving Credit Facility and Term Loan does not reflect the Seventh Amendment to the Bank of America Credit Agreement. This amendment will allow the Term Loan to be reloaded up to $13.0 million, upon its effective date, with the Revolving Credit Facility being reduced by a corresponding amount.

(c)	Amounts represent the historical account balances of the United Kingdom consumer plastics business, net of intercompany account balances prior to closing.
(d)	Amount represents the transactional closing costs incurred.
(e)	Amounts represent the historical account activity of the United Kingdom consumer plastics business, net of intercompany activity.
(f)	Amounts relate to the interest expense reduction as a result of the use of the above proceeds. The interest rates applied were consistent with the terms of the Bank of America Credit Agreement.
(g)	Amounts represent the anticipated income tax effects associated with the operations, primarily resulting from United Kingdom taxes.

(d)	Exhibits.

Exhibit No.  Description
10.1          Share Purchase Agreement dated November 27, 2006 by and between CEH Limited, Jardin International Holding BV and Katy Industries, Inc.

10.2          Seventh Amendment to Amended and Restated Loan Agreement dated November 27, 2006 with Bank of America.

99.1          Press release, dated as of November 27, 2006 of Katy Industries, Inc. (furnished pursuant to Item 7.01 hereof)

Note about Forward Looking Statements

This Current Report on Form 8-K may contain various forward-looking statements. The forward-looking statements are based on the beliefs of Katy’s management, as well as assumptions made by, and information currently available to, the Company’s management. Additionally, the forward-looking statements are based on Katy’s current expectations and projections about future events and trends affecting the financial condition of its business. The forward-looking statements are subject to risks and uncertainties, detailed from time to time in Katy’s filings with the SEC, that may lead to results that differ materially from those expressed in any forward-looking statement made by the Company or on its behalf. Katy undertakes no obligation to revise or updated such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KATY INDUSTRIES, INC.
(Registrant)

By: /s/ Amir Rosenthal
Amir Rosenthal
Vice President, Chief Financial Officer,
General Counsel and Secretary

Date: November 28, 2006

Exhibits

Exhibit No.  Description
10.1          Share Purchase Agreement dated November 27, 2006 by and between CEH Limited, Jardin International Holding BV and Katy Industries, Inc.

10.2          Seventh Amendment to Amended and Restated Loan Agreement dated November 27, 2006 with Bank of America.

99.1          Press release, dated as of November 27, 2006 of Katy Industries, Inc. (furnished pursuant to Item 7.01 hereof)